UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 999-7552

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2021, MoneyGram International, Inc. (the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc., as sales agent (“BofA”). Pursuant to the terms of the Sales Agreement, the Company may offer and sell from time to time shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), with an aggregate sales price of up to $100.0 million, through an “at the market” equity offering program under which BofA will act as sales agent and/or principal (the “ATM Program”).

Upon delivery of an issuance notice and subject to the terms and conditions of the Sales Agreement, BofA will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell the Common Shares from time to time based upon the Company’s instructions for the sales, including price, time or size limits specified by the Company. Pursuant to the Sales Agreement, sales of the Common Shares may be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including block trades, ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or by any other method permitted by law. Under the terms of the Sales Agreement, the Company may also sell Common Shares to BofA as principal for its own account, at a price to be agreed upon at the time of sale. BofA’s obligations to sell the Common Shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Sales Agreement contains customary representations, warranties and agreements by the Company and indemnification obligations of the Company and BofA, including for liabilities under the Securities Act. The compensation payable to BofA for sales of Common Shares with respect to which BofA acts as sales agent will be up to 3.0% of the gross sales price per Common Share sold, and the Company has agreed to reimburse BofA for certain of its expenses. The Company is not obligated to sell any Common Shares under the Sales Agreement, and the Company or BofA may at any time suspend solicitations and offers under the Sales Agreement. The Sales Agreement may be terminated by the Company at any time by giving written notice to BofA for any reason or by BofA at any time by giving written notice to the Company for any reason, or immediately under certain circumstances in accordance with the terms of the Sales Agreement. The Sales Agreement will automatically terminate upon the issuance and sale of Common Shares having an aggregate sales price of $100.0 million pursuant to the Sales Agreement.

The Company intends to use the net proceeds, if any, from the ATM Program to partially repay outstanding indebtedness under our First Lien Credit Agreement, dated June 26, 2019, with Bank of America, N.A. acting as administrative agent, and the lender parties thereto, as amended (the “First Lien Credit Agreement”), and/or under our Second Lien Credit Agreement, dated as of June 26, 2019, with Bank of America, N.A., as administrative agent, the financial institutions party thereto as lenders and the other agents party thereto (the “Second Lien Credit Agreement”), and to pay for certain costs associated with the refinancing of the First Lien Credit Agreement and Second Lien Credit Agreement that the Company is currently contemplating for the third quarter of 2021. The Company has not yet determined any of the terms or timing of the contemplated refinancing.

Common Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-255122), filed with the Securities and Exchange Commission on April 8, 2021. The Company filed a prospectus supplement, dated June 7, 2021 (the “Prospectus Supplement”), to the prospectus, dated April 8, 2021, in connection with the offer and sale of the Common Shares.

The summary of the Sales Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. Legal opinions relating to the Common Shares are included in Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Common Shares, nor shall there be any sale of Common Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01	Other Items.

With respect to the Company’s previously disclosed Notice of Appeal that was filed on February 21, 2020 with the U.S. Court of Appeals for the Fifth Circuit (“Fifth Circuit”) with respect to the opinion of the U.S. Tax Court (“Tax Court”) issued on December 3, 2019, the three-judge appellate panel of the Fifth Circuit affirmed the decision of the Tax Court on June 1, 2021. The Company is continuing to assess future actions it may take.

The Prospectus Supplement included the following risk factor:

Investors in our common stock may be subject to state money transmitter change of control notice and approval requirements if their aggregate ownership equals or exceeds 10% of our outstanding voting or non-voting shares.

MoneyGram Payment Systems, Inc., one of our wholly owned subsidiaries, owns a money transmitter license, or the statutory equivalent, in each of the 49 U.S. states that require such a license to operate, as well as in certain U.S. territories. While state statutes governing money transmitters vary, most require investors to receive the approval of, or provide notice to, the relevant licensing authority before exceeding a certain ownership threshold, including indirect ownership, in a licensed money transmitter. These ownership thresholds vary by state, with the lowest being at 10% of voting or non-voting shares outstanding. Accordingly, current or prospective investors seeking to acquire 10% or greater ownership of MoneyGram in the aggregate would need to first obtain such regulatory approvals or provide such notices to the relevant regulators.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company’s expected use of proceeds from the ATM Program. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings may be obtained by contacting the Company, through the Company’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sece.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

1.1	ATM Equity OfferingSM Sales Agreement, dated June 7, 2021, by and between MoneyGram International, Inc. and BofA Securities, Inc.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.
Dated: June 7, 2021
	By:	/s/ Robert L. Villaseñor
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer